Exhibit 99.1
FOR IMMEDIATE RELEASE

Bridgeline Digital Reports Financial Results

for the Fourth Quarter and Year Ended September 30, 2011

Record Revenues of $26.3M, 11% Year Over Year Increase

New iAPPS Licenses Sold Increased 47% Year Over Year

Woburn, MA, December 29, 2011 - Bridgeline Digital, Inc. (NASDAQ: BLIN), developer of the award-winning iAPPS® Web Experience Management (WEM) product suite, today announced financial results for its fourth quarter and year ended September 30, 2011.

For fiscal 2011, Bridgeline Digital completed a record revenue year with annual sales of $26.3 million. In addition, Bridgeline has achieved record sales of iAPPS licenses with year over year growth of 47%.  iAPPS has been embraced by hundreds of quality customers globally.  Some of the best-known brand-name Companies in the world have standardized their mission critical websites or online stores on the award winning iAPPS Product Suite.   In fiscal 2011 Bridgeline Digital generated $1.5 million of positive EBITDA and the Company generated $800 thousand in cash from operations.   Bridgeline Digital’s balance sheet has over $31 million dollars in assets, only $10 million dollars in liabilities and over $21 million dollars in stockholder equity.

“Despite the uncertainties of the macroeconomic environment, we are pleased to have completed a record year led by strong iAPPS growth, while continuing to achieve positive non-GAAP income and EBITDA.” said Bridgeline Digital’s President and Chief Executive Officer Thomas Massie. “iAPPS is in a strong leadership position in a dynamic marketplace, and customers continue to recognize iAPPS’ unique value proposition.”
Highlights from the Fourth Quarter 2011 (ended September 30, 2011) include:

Highlights from the Fourth Quarter 2011 (ended September 30, 2011) include:

·	In Q4 2011, 68 iAPPS licenses were sold compared to 24 licenses in Q4 2010, an increase of 183%. A total of 428 iAPPS Licenses have been sold since the first iAPPS module was launched.

·	In Q4 2011, revenue from subscription, perpetual licenses and managed service hosting increased 14% to $1.128 million compared to $992 thousand for Q4 of 2010.

·	In Q4 2011, non-GAAP adjusted net income was $250 thousand compared with non-GAAP adjusted net income of $3 thousand for Q4 2011.

·	In Q4 2011, adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization and stock-based compensation) was $444 thousand compared to $45 thousand for Q4 of 2010.

Highlights from the Fiscal Year 2011 (ended September 30, 2011) include:

·	In fiscal 2011, revenue increased 11% to $26.3 million compared to $23.6 million for fiscal 2010.

·	In fiscal 2011, revenue from subscription, perpetual licenses and managed service hosting increased 19% to $4.4 million compared to $3.7 million for fiscal 2010.

·	In fiscal 2011, a record number of iAPPS licenses were sold – 213 new licenses, a 47% increase over fiscal 2010.

·	In fiscal 2011, new bookings were $26M, compared to $21M of new bookings in fiscal 2010. This is a year over year increase of 24%.

·	In fiscal 2011, adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization and stock-based compensation) was $1.5 million.

·
In fiscal 2011, over $800 thousand of cash was generated from operating activities.  This was accomplished while Bridgeline’s total liabilities were reduced from $11.1 million to $10.2 million, a decrease of $900 thousand.  In addition, in fiscal 2011, over $700 thousand of infrastructure investments were made to our iAPPS SaaS/Cloud based hosting environment.

·	In 2011, the iAPPS product suite was selected as a finalist for two 2011 CODiE awards – Best Content Management Solution, globally and Best Electronic Commerce Solution, globally.

·	In 2011, Editors of KMWorld magazine selected iAPPS as the trend setting product of the year.

·
In 2011, Bridgeline Digital received four Interactive Media Awards, three IAC Awards from the Web Marketing Association, and four Horizion Interactive Awards for excellence in the development of interactive technology solutions.

·	In 2011, B2B Magazine named Bridgeline Digital as one of the top interactive technology companies in America.

Fiscal 2012 Outlook

Bridgeline Digital expects Fiscal 2012 revenues to be in the range of $27 million to $29 million.  This revenue estimate reflects a reduction of approximately $1.5 million of low gross margin government subcontracting revenue the Company no longer plans to service. This planned reduction will be replaced by higher gross margin iAPPS related revenue.

In addition the company expects to continue to generate positive non-GAAP income and positive Adjusted EBITDA for fiscal 2012.

Bridgeline Digital recently signed an agreement with a strategic Fortune 500 Company.  We believe this alliance will be a significant catalyst for iAPPS and Bridgeline for years to come.  Due to the nature of iAPPS integration lead times, Bridgeline doesn’t believe it will see a financial impact of the newly formed iAPPS alliance until its fiscal fourth quarter of 2012.  Bridgeline plans to announce the details of the powerful iAPPS alliance in mid 2012.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and stock-based compensation charges.  Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. Because of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Conference Call Today at 4:30pm EST

Bridgeline Digital will host a discussion of its results for the three and twelve months ended September 30, 2011 at approximately 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Reconciliation of GAAP net loss to
non-GAAP adjusted net (loss)income:
GAAP net loss	$(51)	$(652)	$(782)	$(377)
Acquisition, integration and other one-time costs	48	305	48	522
Amortization of intangible assets	183	188	765	619
Stock-based compensation	70	162	356	449
Tax effect of non-GAAP adjustments	-	-	-	(48)
Non-GAAP adjusted net income	$250	$3	$387	$1,165

Reconciliation of GAAP loss per diluted share to
non-GAAP adjusted earnings per diluted share:
GAAP net loss per share	$(0.00)	$(0.06)	$(0.06)	$(0.03)
Acquisition, integration and other one-time costs	0.00	0.03	-	$0.05
Amortization of intangible assets	0.01	0.02	0.06	0.05
Stock-based compensation	0.01	0.01	0.03	0.04
Tax effect of non-GAAP adjustments	-	-	-	(0.01)
Non-GAAP adjusted net income	$0.02	$0.00	$0.03	$0.10

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(51)	$(652)	$(782)	$(377)
Provision for income tax	(39)	21	24	73
Interest expense (income),net	45	48	211	65
Amortization of intangible assets	183	188	765	619
Depreciation	149	193	603	759
EBITDA	287	(202)	821	1,139
Other amortization	87	85	350	271
Stock-based compensation	70	162	356	449
Adjusted EBITDA	$444	$45	$1,527	$1,859

Reconciliation of GAAP net loss per diluted share to
Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.00)	$(0.06)	$(0.06)	$(0.03)
Provision for income tax	-	-	-	-
Interest expense (income),net	-	-	0.02	-
Amortization of intangible assets	0.01	0.02	0.06	0.06
Depreciation	0.01	0.02	0.05	0.07
Other amortization	0.01	0.01	0.03	0.03
Stock-based compensation	0.01	0.01	0.03	0.04
Adjusted EBITDA	$0.04	$0.00	$0.13	$0.17

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue:
Web application development services	$5,465	$5,900	$21,873	$19,851
Managed service hosting	530	481	2,006	1,931
Subscription and perpetual licenses	598	511	2,388	1,776
Total revenue	6,593	6,892	26,267	23,558

Cost of revenue:
Web application development services	2,916	3,166	11,871	10,021
Managed service hosting	88	221	443	603
Subscription and perpetual licenses	160	105	681	583
Total cost of revenue	3,164	3,492	12,995	11,207
Gross profit	3,429	3,400	13,272	12,351

Operating expenses:
Sales and marketing	1,684	2,115	6,738	5,962
General and administrative	890	1,170	3,875	4,416
Research and development	566	342	1,866	926
Depreciation and amortization	334	356	1,340	1,286
Total operating expenses	3,474	3,983	13,819	12,590
Loss from operations	(45)	(583)	(547)	(239)
Interest income (expense), net	(45)	(48)	(211)	(65)
Loss before income taxes	(90)	(631)	(758)	(304)
Provision for income taxes	(39)	21	24	73
Net loss	$(51)	$(652)	$(782)	$(377)

Net loss per share:
Basic and diluted	$(0.00)	$(0.06)	$(0.06)	$(0.03)
Number of weighted average shares:
Basic and diluted	12,306,207	11,188,208	12,187,767	11,186,187

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

ASSETS
	September 30,	September 30,
	2011	2010
Current Assets:
Cash and cash equivalents	$2,528	$3,045
Accounts receivable and unbilled revenues, net	4,274	3,929
Prepaid expenses and other current assets	494	351
Total current assets	7,296	7,325
Equipment and improvements, net	1,779	1,171
Intangible assets, net	1,527	2,292
Goodwill	20,122	20,036
Other assets	685	900
Total assets	$31,409	$31,724

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,291	$1,270
Accrued liabilities	1,081	1,024
Accrued earnouts, current	295	900
Debt, current	1,750	2,475
Capital lease obligations, current	216	50
Deferred revenue	1,169	899
Total current liabilities	5,802	6,618
Accrued earnouts, net of current portion	772	1,073
Debt, net of current portion	3,017	3,025
Capital lease obligations, net of current portion	215	11
Other long term liabilities	395	341
Total liabilities	$10,201	$11,068

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
none issued and outstanding	-	-
Common stock - $0.001 par value; 20,000,000 shares authorized;
12,306,207 and 11,188,208 shares issued and outstanding, respectively	12	11
Additional paid-in-capital	38,083	36,749
Accumulated deficit	(16,770)	(15,988)
Accumulated other comprehensive loss	(117)	(116)
Total stockholders' equity	21,208	20,656
Total liabilities and stockholders' equity	$31,409	$31,724

About Bridgeline Digital, Inc

Bridgeline Digital is a developer of an award-winning Web Experience Management (WEM) product suite named iAPPS® and award-winning interactive technology solutions that help organizations optimize business processes.  Bridgeline’s iAPPS product suite combined with its interactive development capabilities assists customers in maximizing revenue, improving customer service and loyalty, enhancing employee knowledge, and reducing operational costs by leveraging web based technologies.

Bridgeline Digital’s iAPPS product suite provides solutions that deeply integrate Web Content Management, eCommerce, eMarketing, and web Analytics capabilities within the mission critical website, on-line stores, intranets, extranets, or portals in which they reside; enabling business users to enhance and optimize the value of their web properties.  Combined with award-winning interactive development capabilities, Bridgeline helps customers cost-effectively accommodate the changing needs of today’s rapidly evolving web properties.

The iAPPS product suite is delivered through a Cloud-based SaaS business model, whose flexible architecture provides customers with state of the art deployment providing maintenance, daily technical operation and support; or via a traditional perpetual licensing business model, in which the iAPPS software resides on a dedicated server in either the customer’s facility or Bridgeline’s co-managed hosting facility.

Bridgeline Digital is headquartered near Boston with additional locations in Atlanta, Baltimore, Chicago, Denver, New York, Philadelphia, Tampa, and Bangalore, India. Bridgeline Digital has hundreds of customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: L’Oreal, Sun Chemical, Honeywell, Blue Cross Blue Shield, Novartis, Shaw Flooring, Marriott International, Berkshire Life, Tosoh, Dover, ViaWest, PODS, Budget Rent-a-Car, AARP, Cadaret, Grant & Co., CFO Magazine, and the American Academy of Pediatrics.  To learn more about Bridgeline Digital, please visit www.bridgelinedigital.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, our ability to maintain our listing on the Nasdaq Capital Market, the affect of the delisting of our common stock from the Nasdaq Capital Market, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, our ability to maintain an effective system of internal controls, or risks associated with our contracts with the U.S. federal government, as well as other risks described in our filings with the Securities and Exchange Commission.  Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Bridgeline Digital, Inc.
Michael Prinn
Senior Vice President &
Chief Accounting Officer
781-497-3016
mprinn@blinedigital.com